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                                                                  EXHIBIT 10.41

                     FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of June 23, 1995, is entered into by and between COMPRESSION LABS, INCORPORATED (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                   RECITALS

        A. The Borrower and the Bank are parties to a certain Credit Agreement dated as of June 30, 1994, as amended by that certain Waiver and First Amendment to Credit Agreement dated as of November 23, 1994, by that certain Second Amendment to Credit Agreement and Partial Release of Collateral dated as of May 12, 1995, and by that certain Waiver and Third Amendment dated as of May 12, 1995 (as so amended, the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Borrower.

        B. The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

        C. The Bank is willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

        2.      Amendments to Credit Agreement.

                (a) Section 1.01 of the Credit Agreement shall be amended at the defined term "Availability Period" by amended and restated such defined term in its entirety as follows:

                "'AVAILABILITY PERIOD': the period commencing on the date of this Agreement and ending on the date that is the earlier to occur of
(a) August 15, 1995, and (b) the date on which the Bank's commitment to extend credit hereunder terminates."

                (b) Subsection 2.01(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

        "(a)    From time to time during the Availability Period, subject to the terms and provisions hereof, the Bank, on a revolving basis,
        (i) will (x) make Advances denominated in dollars to the Borrower, and
        (y) create and issue commercial letters of credit for the Borrower's account, and (ii) may, in its sole discretion, create and issue standby letters of credit for the Borrower's account."



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        (c)     Section 2.04 of the Credit Agreement shall be amended and
restated in its entirety as follows:

                "2.04  Standby Letters of Credit Under the Revolving Facility.
        (a) The Bank may, in its sole discretion, from time to time during the Availability Period, subject to the terms and provisions hereof, issue standby letters of credit hereunder for the account of the Borrower. Each standby letter of credit shall be denominated in dollars and issued pursuant to the terms and conditions hereof and of a Bank standard form Application and Agreement for Standby Letter of Credit (or such other form as the Bank may require) and such other documents as the Bank may require in connection with such issuance, in each case executed by the Borrower.

                (b) Each standby letter of credit shall: (i) expire on or before 360 days after the date such letter of credit is issued, but in no event later than the last day of the Availability Period, unless otherwise agreed to by the Bank in its sole discretion; and (ii) be otherwise in form and substance and in favor of beneficiaries and for purposes satisfactory to the Bank.

                (c) The Borrower shall pay to the Bank a non-refundable fee equal to 1.50% per annum of the face amount of each standby letter of credit issued hereunder, payable upon issuance of each such letter of credit. The Borrower shall also pay such other fees and commissions at the times and in the amounts the Bank advises the Borrower from time to time as being applicable to the Borrower's standby letters of credit.

                (d) Each draft paid by the Bank under a standby letter of credit issued hereunder shall be reimbursed by the Borrower to the Bank on the date such draft is paid by the Bank. Any sum owed to the Bank with respect to a standby letter of credit issued for the Borrower's account which is not paid when due shall, at the option of the Bank in each instance, be deemed to be an Advance outstanding under the Revolving Facility and shall thereafter bear interest at the Floating Rate.

                (e) At the expiration of the Availability Period, or, in the case of standby letters of credit issued having an expiration date after the last day of the Availability Period, at the time of issuance thereof or any time thereafter, the Bank may require the Borrower to provide cash collateral in the amount of the L/C Outstanding Amount of any standby letters of credit outstanding under this Agreement, and, in addition to any other rights or remedies which the Bank may have under this Agreement or otherwise, upon the occurrence of an Event of Default, the Bank may require the Borrower to provide cash collateral in the


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        amount of the L/C Outstanding Amount of any standby letters of credit outstanding under this Agreement."

        3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

                (a) No Default or Event of Default has occurred and is continuing.

                (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

                (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

        4. Effective Date. This Amendment will become effective as of the date first above written; provided that the Bank has received from the Borrower a duly executed original (or, if elected by the Bank, an executed facsimile copy) of (a) this Amendment, and (b) a copy of a resolution passed by the board of directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

        5. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

        6.      Miscellaneous.

                (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.


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                (b)     This Agreement shall be binding upon and inure to the
benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower, with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

                (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of
Section 9.05 of the Credit Agreement.

                (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement.

                (g) The Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.



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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first above written.

                                       COMPRESSION LABS, INCORPORATED


                                       By: /s/ WILLIAM A. BERRY
                                           ----------------------------------
                                       Name:  William A. Berry
                                       Title: Senior Vice President
                                               and Chief Financial
                                               Officer


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                       By: /s/ ALLAN B. MINER
                                           ----------------------------------
                                       Name:  Allan B. Miner
                                       Title: Vice President


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                        COMPRESSION LABS, INCORPORATED

                           SECRETARY'S CERTIFICATE


        The undersigned hereby certifies as follows:

        1. That he is the duly elected and qualified, and at this date is, Secretary of Compression Labs, Incorporated, a Delaware Corporation (the "Company").

        2. That the copies of the Company's certificate of incorporation and bylaws previously delivered by it to the Bank are true and complete, and in full force and effect, without amendment except as shown.

        3. The resolutions adopted by the Board of Directors of the Company on May 5, 1994 authorizing execution and delivery of the Credit Agreement and Credit Agreement (ExIm Bank Guaranteed Line of Credit) and any other Credit Documents, and previously delivered to the Bank, are in full force and effect, were duly adopted, and have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Credit Documents.

        IN WITNESS WHEREOF, I have set my hand hereto as of the 23rd day of June, 1995.


                                /s/ WILLIAM A. BERRY
                                ---------------------------
                                William A. Berry
                                Secretary